SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This second Amendment (this “Amendment”) to the Distribution Agreement dated as of May 31, 2017 as novated (the “Agreement”), is entered into on March 5, 2019 (the “Execution Date”) by and between Absolute Shares Trust (the “Trust”) and Foreside Fund Services, LLC (''Foreside”), with an effective date of March 5, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of six Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

l.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.
Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the addition ofWBI Bul1Bear Trend Switch US Total Return ETF, WBI Bul1Bear Trend Switch US l000 ETF, WBI BullBear Trend Switch US 2000 ETF, WBI BullBear Trend Switch US 1000 Total Return ETF, WBI BullBear Trend Switch US 2000 Total Return ETF, and WBI BullBear Trend Switch US 3000 Total Return ETF.

3.	Except as expressly amended hereby, a11 of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ABSOLUTE SHARES TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Don Schreiber, Jr.	By: /s/ Mark Fairbanks
Name: Don Schreiber, Jr.	Name: Mark Fairbanks
Title: President and Principal Executive Officer	Vice President

DISTRIBUTION AGREEMENT
APPENDIX A

Effective as of March 5, 2019

FUNDS

 WBI BullBear Rising Income 2000 ETF
 WBI BullBear Value 2000 ETF
 WBI BullBear Yield 2000 ETF
 WBI BullBear Quality 2000 ETF
 WBI BullBear Rising Income 1000 ETF
 WBI BullBear Value 1000 ETF
 WBI Bu11Bear Yield 1000 ETF
 WBI BullBear Quality I000 ETF
 WBI BullBear Global Income ETF
 WBI BullBear Global High Income ETF
 WBI BullBear Global Rotation ETF
 WBI Power Factor High Dividend ETF
 WBI BullBear Trend Switch US Total Return ETF
 WBI BullBear Trend Switch US l000 ETF
 WBI Bul1Bear Trend Switch US 2000 ETF
 WBI BullBear Trend Switch US 1000 Total Return ETF
 WBI Bul1Bear Trend Switch US 2000 Total Return ETF
 WBI BullBear Trend Switch US 3000 Total Return ETF

A-1